Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SkyWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SkyWest, Inc.
444 South River Road    •    St. George, UT 84790
March 19, 2013

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of SkyWest, Inc. scheduled to be held at 11:00 a.m., Tuesday, May 7, 2013, at our headquarters located at 444 South River Road, St. George, Utah, 84790.

        The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

        Your vote is very important. Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible. This will ensure representation of your shares at the Annual Meeting if you are unable to attend.

        We are pleased to make these proxy materials available over the Internet, which we believe increases the efficiency and reduces the expense of our annual meeting process. As a result, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of paper copies of these proxy materials and our 2012 Annual Report. The Notice contains instructions on how to access those documents over the Internet or request that a full set of printed materials be sent to you. The Notice also gives instructions on how to vote your shares.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
Jerry C. Atkin Chairman and Chief Executive Officer

SkyWest, Inc.
444 South River Road    •    St. George, UT 84790
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF SKYWEST, INC.

Date:	Tuesday, May 7, 2013
Time:	11:00 a.m., Mountain Daylight Time (MDT)
Place:	SkyWest, Inc. Headquarters 444 South River Road St. George, Utah 84790
Purposes:	1.	To elect eight directors of SkyWest, Inc. (the "Company"), to serve until the next Annual Meeting of the Company's shareholders;
	2.	To conduct an advisory vote on a non-binding resolution to approve the compensation of the Company's named executive officers;
	3.	To ratify the appointment of Ernst & Young, LLP to serve as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2013; and
	4.	To transact such other business that may properly come before the Annual Meeting and any adjournment thereof.
Who Can Vote:	Shareholders at the close of business on March 4, 2013.
How You Can Vote:	Shareholders may vote at the Annual Meeting, or in advance over the Internet, by telephone, or by mail.

By authorization of the Board of Directors

Michael J. Kraupp
 Chief Financial Officer and Treasurer
March 19, 2013

Proxy Statement for the
Annual Meeting of Shareholders of
SKYWEST, INC.
To Be Held on Tuesday, May 7, 2013

i

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF
SKYWEST, INC.
TUESDAY, MAY 7, 2013

OVERVIEW

Solicitation

        This Proxy Statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of SkyWest, Inc. (the "Company" or "SkyWest") are being mailed on or about March 19, 2013. The Board of Directors of the Company (the "Board") is soliciting your proxy to vote your shares at the Annual Meeting of the Company's Shareholders to be held on May 7, 2013 (the "Meeting"). The Board is soliciting your proxy in an effort to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides information to assist you in voting your shares.

What is a proxy?

        A proxy is your legal designation of another person to vote on your behalf. You are giving the individuals appointed by the Board as proxies (Jerry C. Atkin and Michael J. Kraupp) the authority to vote your shares in the manner you indicate.

Why did I receive more than one notice?

        You may receive multiple notices if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your notice or other voting information from your broker. In any case, you should vote for each notice you receive.

Voting Information

Who is qualified to vote?

        You are qualified to receive notice of and to vote at the Meeting if you owned shares of common stock of SkyWest (the "Common Stock") at the close of business on the record date of Monday, March 4, 2013.

How many shares of Common Stock may vote at the Meeting?

        As of March 4, 2013, there were 51,877,298 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented at the Meeting.

What is the difference between a "shareholder of record" and a "street name" holder?

        If your shares are registered directly in your name with Zion's First National Bank, the Company's transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

How can I vote at the Meeting?

        You may vote in person by attending the Meeting. You may also vote in advance over the Internet, or by telephone, or you may request a complete set of traditional proxy materials and vote your proxy by mail. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

What are the Board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

Proposal 1	—	FOR the election of all eight nominees for director with terms expiring at the next annual meeting of the Company's shareholders.
Proposal 2	—	FOR the non-binding resolution to approve the compensation of the Company's named executive officers.
Proposal 3	—	FOR the ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm (independent auditors) for the year ending December 31, 2013.

What are my choices when voting?

Proposal 1	—	You may cast your vote in favor of up to eight individual director-nominees. You may vote for less than eight director-nominees if you choose. You may also abstain from voting.
Proposals 2 and 3	—	You may cast your vote in favor of, or against, each proposal. You may also abstain from voting,

How will my shares be voted if I do not specify how they should be voted?

        If you execute the enclosed proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote as recommended by the Board and described previously in this section.

How will withheld votes, abstentions and broker non-votes be treated?

        Withheld votes, abstentions and broker non-votes will be deemed as "present" at the Meeting, and will be counted for quorum purposes only.

Can I change my vote?

        You may revoke your proxy before the time of voting at the Meeting in any of the following ways:

  •
  by mailing a revised proxy card to the Chief Financial Officer and Treasurer of the Company;

  •
  by changing your vote on the Internet website;

  •
  by using the telephone voting procedures; or

  •
  by voting in person at the Meeting.

What vote will be required to approve each proposal?

        Proposal 1 provides that the eight director-nominees who receive a majority of the votes cast with respect to his or her election will be elected as directors of the Company. This means that the number of shares voted "for" the election of a director must exceed the number of shares voted "against" the election of that director.

        Proposals 2 and 3 will be approved if the number of votes cast, in person or by proxy, in favor of a particular proposal exceeds the number of votes cast in opposition to the proposal. Proposal 2 is an advisory vote only, and has no binding effect on the Board or the Company.

Who will count the votes?

        Representatives from Zion's First National Bank, the Company's transfer agent, or other individuals designated by the Board, will count the votes and serve as inspectors of election. The inspectors of election will be present at the Meeting.

Who will pay the cost of this proxy solicitation?

        The Company will pay the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

Is this Proxy Statement the only way proxies are being solicited for use at the Meeting?

        Yes. The Company does not intend to employ any other methods of solicitation.

How are proxy materials being delivered?

        The Company is pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to most of its shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this Proxy Statement and the Company's 2012 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of the Company's proxy materials, including this Proxy Statement, the 2012 Annual Report to Shareholders and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. The Company believes this process will allow it to provide its shareholders with the information they need in a more efficient manner, while reducing the environmental impact and lowering the costs of printing and distributing these proxy materials.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

        The Board currently consists of eight directors. All directors serve a one-year term and are subject to re-election each year.

        The current composition of the Board is:

  •
  Jerry C. Atkin, Chairman

  •
  W. Steve Albrecht

  •
  J. Ralph Atkin

  •
  Margaret S. Billson

  •
  Henry J. Eyring

  •
  Robert G. Sarver

  •
  Steven F. Udvar-Hazy

  •
  James L. Welch

The Board Recommends That Shareholders
Vote FOR All Eight Nominees Listed Below.

Nominees for Election as Directors

        At the Meeting, the Company proposes to elect eight directors to hold office until the 2014 Annual Meeting of Shareholders and until their successors have been elected and have qualified. The eight nominees for election at the Meeting are listed below. All of the nominees are currently serving as a director of the Company and have consented to be named as a nominee. As contemplated by the Company's Corporate Guidelines, Mr. Ian M. Cumming, who had served as a director of the Company since 1986 and reached the age of 72 years, resigned as a director at the Board meeting held on February 13, 2013. The Nominating and Corporate Governance Committee of the Board has commenced a search to identify a qualified individual to fill the vacancy created by Mr. Cumming's resignation. That search is ongoing. Given the vacancy resulting from Mr. Cumming's resignation, shareholders voting in person or by proxy at the Meeting may only vote for eight nominees. If, prior to the Meeting, any of the nominees becomes unable to serve as a director, the Board may designate a substitute nominee. In that event, the persons named as proxies intend to vote for the substitute nominee designated by the Board. .

        The Board and the Nominating and Corporate Governance Committee believe that each of the following nominees possesses the experience and qualifications that directors of the Company should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led the Board and the Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of the Company at the present time, in light of the Company's business and structure, are set forth on the following pages.

Jerry C. Atkin
Age:	64
Director Since:	1974
Committees:	None
Principal Occupation:	Chairman of the Board and Chief Executive Officer of the Company and its two operating subsidiaries, SkyWest Airlines, Inc. ("SkyWest Airlines") and ExpressJet Airlines, Inc. ("ExpressJet").
Experience:

Mr. Atkin joined the Company in July 1974 as a director and the Company's Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer and was elected Chairman of the Board in 1991. Mr. Atkin served as President of the Company until 2011. Prior to joining the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant.

The Board nominated Mr. Atkin to serve as a director, in part, because Mr. Atkin is the Company's Chief Executive Officer and has more than 38 years of experience with the Company. He is the only officer of the Company nominated to serve as a director, and plays a critical role in communicating the Board's expectations, advice, concerns and encouragement to more than 18,000 full-time equivalent Company employees. Mr. Atkin has a deep knowledge and understanding of the Company, SkyWest Airlines and ExpressJet, as well as the regional airline industry. Mr. Atkin also performs an extremely valuable role as the Chairman of the Board, providing critical leadership and direction to the Board's activities and deliberations. The Board also believes Mr. Atkin's values and integrity are tremendous assets to the Company and its shareholders.

Other Directorships:	Mr. Atkin currently serves as a director of Zion's Bancorporation, a regional bank holding company based in Salt Lake City, Utah ("Zions").
Family Relationship:	Mr. Atkin is a nephew of J. Ralph Atkin, who also serves as a director of the Company.

W. Steve Albrecht
Age:	66
Director Since:	2012 (Also served as a director of the Company from 2003 until 2009)
Committees:	Chairman of the Audit and Finance Committee; Member of the Safety and Compliance Committee; Audit Committee Financial Expert.
Principal Occupation:	Andersen Alumni Professor at Brigham Young University
Experience:

Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined the faculty of Brigham Young University in 1977, after teaching at the University of Illinois and Stanford University. At BYU, he served as director of the School of Accountancy (from 1990 to 1999) and as associate dean of the Marriott School (from 1999 to 2008). He served as the President of the Japan Tokyo Mission of The Church of Jesus Christ of Latter-day Saints from July 2009 to July 2012. Professor Albrecht has also served as the President of the American Accounting Association, the Association of Certified Fraud Examiners and Beta Alpha Psi. He has also served as a member of the Committee of Sponsoring Organizations of the Treadway Commission (also known as "COSO"); the Financial Accounting Standards Advisory Committee, an advisory committee to the Financial Accounting Standards Board (the "FASB") and the Governmental Accounting Standards Board (the "GASB"); and the Financial Accounting Foundation that oversees the FASB and GASB. Mr. Albrecht has consulted with many major corporations and other organizations and has been an expert witness in 35 major financial statement fraud cases.

The Board recognizes Mr. Albrecht's valuable contribution as a director of the Company from 2003 through 2009 and since his re-election in 2012, including his service as the Chairman of the Audit and Finance Committee. The Board nominated Mr. Albrecht because of his exceptional academic and professional record, his many achievements, awards and other forms of recognition in the accounting profession, his extensive training in accounting practices and fraud detection, and his outstanding past service on the board.

Other Directorships:	Mr. Albrecht currently serves as a director of Red Hat, Inc. and Cypress Semiconductor.

J. Ralph Atkin
Age:	69
Director Since:	1972
Committees:	Member of the Safety and Compliance Committee
Principal Occupation:	Attorney-at-Law
Experience:

Mr. Atkin is the founder of the Company and served as President and Chief Executive Officer of the Company from 1972 to 1975; Chairman of the Board of the Company from 1972 to 1991; and Senior Vice President of the Company from 1984 to 1988. He has helped develop airlines in Europe and Africa, including having served as the Chief Executive Officer of Ghana Airlines, the national carrier of the Republic of Ghana, and Chief Executive Officer of Euro Sky, a company organized to explore the feasibility of operating a regional airline in Austria. From March 1991 to January 1993, Mr. Atkin was Director of Business and Economic Development for the State of Utah.

The Board's nomination of Mr. Atkin is a reflection of the Board's respect for Mr. Atkin as a founder of the Company, and his unique perspective on the Company's growth, achievements and opportunities. Mr. Atkin has spent more than 40 years in the airline industry, and previously served as the Chairman of the Board and the Chief Executive Officer of the Company, as well as the Chief Executive Officer of two other aviation companies. In addition to Mr. Atkin's current service on the Safety and Compliance Committee, he has also served on each of the Company's Audit and Finance Committee, Compensation Committee and Nominating & Corporate Governance Committee, and brings to the Board his training and experience as a practicing attorney, which the Board believes has been valuable to the Company as it has addressed various legal and regulatory issues.

Family Relationship:	Mr. Atkin is an uncle of Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company.

Margaret S. Billson
Age:	51
Director Since:	2006
Committees:	Chairman of the Safety and Compliance Committee; Member of the Compensation Committee; Member of the Nominating and Corporate Governance Committee
Principal Occupation:	President and CEO, BBA Aviation Aftermarket Services, BBA Aviation plc ("BBA Aviation")
Experience:

Ms. Billson has served in various roles throughout 28 years in the aviation industry. Since September 2009 she has been with BBA Aviation and most recently named President and Chief Executive Officer in 2013 of BBA Aviation's Aftermarket Services division which is an international provider of aviation flight support and aftermarket services. Previously she was the Chief Operations Officer and later the President, Airplane Division, of Eclipse Aviation Corporation ("Eclipse"), a manufacturer of small business jets, during its development and early manufacturing phase from 2006 through 2008. She was with Honeywell Aerospace from 1997 through 2006 in roles that included Vice President of Engineering and Product Development, and later as Vice President and General Manager of Honeywell Aerospace's Aircraft Landing Systems operations (later Airframe Systems). Ms. Billson started her career with McDonnell Douglas, where she spent 13 years in various roles including Deputy Chief Design Engineer on the MD-11 aircraft, Vice President of Technical Services and Vice President of Programs on the MD-11 and MD-80/90 aircraft.

The Board recognizes the breadth and depth of Ms. Billson's considerable aviation industry knowledge and the leadership skills she has developed through 28 years in the aviation industry. She brings her vast knowledge of aircraft manufacture and operation to her position as Chairman of the Board's Safety and Compliance Committee, and contributes her experience in leading large complex organizations to the Board's Compensation and Nominating and Corporate Governance Committees. Additionally, in her service as a director, Ms. Billson draws upon her vast knowledge of developing and executing strategies to deliver financial results.

Other Directorships:	Ms. Billson serves as a director of BBA Aviation US Holdings, Inc., a privately-held company directly related to her responsibilities at BBA Aviation.

Henry J. Eyring
Age:	49
Director Since:	2006 (Also served as a director of the Company from 1995 until 2003)
Committees:	Chairman of the Compensation Committee; Member of the Audit and Finance Committee
Principal Occupation:	Advancement Vice President at Brigham Young University Idaho
Experience:

Mr. Eyring has served in various positions of administration at Brigham Young University Idaho since 2006. Mr. Eyring was President of the Japan Tokyo North Mission of The Church of Jesus Christ of Latter-day Saints from 2003 until 2006. From 2002 until 2003 he was a special partner with Peterson Capital, a private equity investment firm; from 1998 through 2002, he was the Director of the Masters of Business Administration Program at Brigham Young University.

The Board recognizes the strong business and strategic consulting experience Mr. Eyring contributes to the Board's direction of the Company. In addition to the recent experience summarized above, Mr. Eyring was previously engaged with the Monitor Company, an internationally-recognized management consulting firm. Mr. Eyring is a sound strategic thinker who possesses the unique ability to apply his academic thought and studies to the practical day-to-day challenges of the Company's operations. His thoughtful application of business and legal principles has been a valuable contribution to his service as the Chairman of the Compensation Committee.

Robert G. Sarver
Age:	51
Director Since:	2000
Committees:	Member of the Audit and Finance Committee; Member of the Nominating and Corporate Governance Committee.
Principal Occupations:	Managing Partner of the Phoenix Suns and Chairman and Chief Executive Officer of Western Alliance Bancorporation
Experience:

Since 2004, Mr. Sarver has served as the Managing Partner of the Phoenix Suns, a professional basketball team in the National Basketball Association. Since 2002, he has also served as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, a commercial bank holding company that does business in Nevada, California and Arizona. Mr. Sarver served as the Chairman and Chief Executive Officer of California Bank and Trust from 1995 to 2001. Prior to 1995, he served as the President of National Bank of Arizona.

The Board nominated Mr. Sarver, in part, because of his significant knowledge in the areas of financial analysis, business strategy and investment management. In addition to his lengthy service as the Chairman and Chief Executive Officer of Western Alliance Bancorporation, Mr. Sarver was formerly a certified public accountant. Mr. Sarver's background and experience have been tremendous assets to the Board in various capacities, including his service on the Audit and Finance Committee. Mr. Sarver also contributes valuable insight he has acquired through his strong entrepreneurial experience, and plays an important role in the Board's review of the Company's liquidity and capital management practices.

Other Directorships:	Mr. Sarver is a director of Meritage Corporation, a builder of single-family homes and Western Alliance Bancorporation, a bank holding company.

Steven F. Udvar-Hazy
Age:	67
Director Since:	1986
Committees:	Chairman of the Nominating and Corporate Governance Committee; Member of the Compensation Committee; Member of Safety and Compliance Committee; Lead Director
Principal Occupation:	Chairman and Chief Executive Officer of Air Lease Corporation
Experience:

Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for over 40 years. Prior to his current engagement with Air Lease Corporation, which leases and finances commercial jet aircraft worldwide, Mr. Udvar-Hazy founded and served as the Chairman and Chief Executive Officer of International Lease Finance Corporation, which leases and finances commercial jet aircraft.

Mr. Udvar-Hazy is recognized as one of the leading experts in the aviation industry, and contributes to the Board the wisdom and insight he has accumulated through a lengthy, distinguished career in aviation, aircraft leasing and finance. The Company has benefitted greatly from Mr. Udvar-Hazy's recognized position in the aviation industry, including introductions to his vast industry contacts and networking opportunities. In addition to his extensive industry experience, Mr. Udvar-Hazy is extremely knowledgeable of the Company's operations and opportunities, having served as a director for more than 26 years. Mr. Udvar-Hazy's even temperament and ability to encourage discussion, together with his experience as a chief executive officer and director of other successful organizations, make him an effective Lead Director.

Other Directorships:

Mr. Udvar-Hazy is Chairman of the Board of Directors of Air Intercontinental, Inc., an aviation investment company, President and director of Ocean Equities, Inc., a financial holding company, and Chairman of the Executive Committee of the Board of Directors of Emerald Financial LLC, a real estate investment company.

James L. Welch
Age:	58
Director Since:	2007
Committees:	Member of the Audit and Finance Committee; Member of the Nominating and Corporate Governance Committee; Member of the Compensation Committee.
Principal Occupation:	Chief Executive Officer of YRC Worldwide Inc.
Experience:

Since July 2011, Mr. Welch has served as the Chief Executive Officer of YRC Worldwide Inc., a provider of global, national and regional ground transportation services. From 2008 until July 2011, Mr. Welch served as the President and Chief Executive Officer of Dynamex, Inc., a provider of same-day transportation and logistics services in the United States and Canada. During 2007 and 2008 he served as Interim Chief Executive Officer of JHT Holdings, a holding company of multiple enterprises engaged in automotive transport and management services. From 2000 until 2007, Mr. Welch served as the President and Chief Executive Officer of Yellow Transportation, an international transportation services provider.

Mr. Welch has over 31 years of senior executive experience in the transportation sector, including valuable experience in the leadership of large and varied groups. That experience includes extensive experience working with organized labor groups, including unions. Mr. Welch's insights have been particularly valuable to the Board as the Company has addressed labor and related issues arising in the operation of SkyWest Airlines, as well as issues associated with the acquisition and integration of ExpressJet. Mr. Welch also contributes to the Board valuable practical experience in the operation of a large enterprise, as well as the perspective of a successful entrepreneur.

Other Directorships:	Mr. Welch serves as a director for YRC Worldwide, Inc. and Erickson Air Crane, a manufacturer and operator of heavy-lift helicopters.

EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, the Chief Executive Officer and Chairman of the Board of the Company, whose biographical information is set forth above, the following individuals served as executive officers of the Company or its operating subsidiaries during 2012.

        Bradford R. Rich, 51, is the President of the Company, with responsibility for the direction and oversight of the operations of the Company and its subsidiaries. He is also responsible for the strategic planning and development opportunities of the Company and oversees SkyWest Airline's contractual relationships with American Airlines, Inc. ("American"), Delta Air Lines, Inc. ("Delta"), United Airlines, Inc. ("United"), U.S. Airways, Inc. ("U.S. Airways") and Alaska Airlines ("Alaska").

        Mr. Rich joined the Company in 1987 as Corporate Controller and is a certified public accountant. He served as the Company's Chief Financial Officer from 1991 until May 2011, when he was appointed to serve as the President of the Company.

        Michael J. Kraupp, 52, was appointed as the Chief Financial Officer of the Company, SkyWest Airlines and ExpressJet in May 2011 and has served as Treasurer of the Company since 2007. He is responsible for the areas of finance, treasury, investor relations and information technology for the Company and its subsidiaries.

        Prior to his appointment as Chief Financial Officer, Mr. Kraupp had served as the Vice President—Finance of the Company since 2001, and served as Vice President—Controller of the Company from 1991 until 2001. Mr. Kraupp is a certified public accountant.

        Eric J. Woodward, 41, was appointed as the Chief Accounting Officer of the Company in May 2011. Mr. Woodward is responsible for the oversight of the Company's financial accounting practices, internal controls and reporting to the U.S. Securities and Exchange Commission.

        Mr. Woodward served as the Company's Vice President and Controller from April 2007 until May 2011, and was employed in various other capacities with the Company from April 2004 until April 2007.

        Russell A. Childs, 45, was appointed President and Chief Operating Officer of SkyWest Airlines in April 2007. He is responsible for oversight of the safety and quality of SkyWest Airline's operations, including aircraft flight operations, maintenance and customer service. He also oversees SkyWest Airline's operational relationships with American, Delta, United, U.S. Airways and Alaska.

        Mr. Childs was initially employed with the Company in January 2001 as Senior Director/Controller and later that year was named Vice President/Controller.

        Bradford R. Holt, 53, is the President and Chief Operating Officer of ExpressJet. Mr. Holt was appointed President and Chief Operating Officer of Atlantic Southeast Airlines, Inc., a predecessor of ExpressJet ("Atlantic Southeast"), in December 2007. Mr. Holt has directed the combination of the operations of Atlantic Southeast and ExpressJet Holdings, Inc., resulting in the operations currently conducted by ExpressJet. He is responsible for oversight of the safety and quality of airline operations, including aircraft flight operations, maintenance, and customer service at ExpressJet. He also oversees ExpressJet's operational relationships with its major airline partners, including American, Delta and United.

        Prior to his appointment as President and Chief Operating Officer of Atlantic Southeast, Mr. Holt accumulated more than 26 years of aviation experience at SkyWest Airlines, where he was previously Vice President of Flight Operations and served in various leadership positions, including as a pilot.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board adopted Corporate Governance Guidelines on August 2, 2005, which can be accessed at the Company's Web site, www.SkyWest.com. The Company's Corporate Governance Guidelines supplement the Company's Bylaws and the charters of the Board's committees. Excerpts from the principal sections of the Company's Corporate Governance Guidelines are noted below:

Director Independence

        At a minimum, the Board will have a majority of directors who meet the criteria for independence as required by The Nasdaq Global Select Market.

Director Qualifications

  Criteria for Membership

    The Company's Nominating and Corporate Governance Committee is responsible for annually reviewing with the Board the desired skills and characteristics of directors, as well as the composition of the Board as a whole.

  Terms and Limitations

    All directors currently stand for election each year. The Board does not believe it should establish a limit on the number of times that a director may stand for election.

  Retirement

    Directors are required to submit their resignation from the Board when their term expires upon reaching the age of 72 years old. The Board will accept the resignation unless the Nominating and Corporate Governance Committee recommends otherwise. Directors generally will not be nominated for election following their 72nd birthday.

  Ownership of Company Stock

    Directors are encouraged to own at least 8,000 shares of Common Stock.

Director Responsibilities

  General Responsibilities

    The basic responsibility of directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

  Oversight of Management

    The Board is responsible to encourage the Company's management to effectively implement policies and strategies developed by the Board, and to provide dynamic leadership of the Company.

Board Meetings and Materials

  Frequency of Meetings

    The Board has four regularly scheduled meetings per year. As determined necessary by the Board and in order to address the Company's needs, special meetings of the Board are convened from time to time.

  Annual Evaluations

    The Nominating and Corporate Governance Committee conducts an annual evaluation to assess the Board's performance. Each of the Board's standing committees conducts an annual evaluation to assess the performance of the applicable committee.

  Executive Sessions of Independent Directors

    The Company's independent directors meet in executive session regularly, generally quarterly. The independent directors may either choose one director annually to serve as the Lead Director and to preside at all executive sessions or establish a procedure by which a Lead Director will be selected. The independent directors of the Company have chosen Mr. Udvar-Hazy to serve as the Lead Director.

Committees

        The Board has four standing committees: (1) Audit and Finance, (2) Compensation, (3) Nominating and Corporate Governance and (4) Safety and Compliance.

Director Compensation

        The form and amount of director compensation is determined by the Board based on general principles established on the Nominating and Corporate Governance Committee's recommendation. These principles are in accordance with the policies and principles set forth in the Nominating and Corporate Governance Committee's charter and are consistent with rules established by The Nasdaq Global Select Market, including those relating to director independence and to compensation of Audit & Finance Committee members.

CEO Evaluation and Management Succession

        The Nominating and Corporate Governance Committee conducts an annual review to assess the performance of the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee communicates the results of its review to the other directors in a meeting that is not attended by the Chief Executive Officer. The directors of the Company, excluding the Chief Executive Officer, review the Nominating and Corporate Governance Committee's report to assess the Chief Executive Officer's leadership in the long and short-term.

Board Leadership Structure

        Mr. Jerry C. Atkin currently serves as the Chairman of the Board and Chief Executive Officer of the Company. The Board and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company. Given Mr. Atkin's vast experience with the Company, the tremendous respect which he has earned from employees, business partners and shareholders, as well as other members of the aviation industry, and his proven leadership skills, the Board believes the best interests of the Company's shareholders are met by Mr. Atkin's continued service in both capacities. The Board believes Mr. Atkin's fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for the Company's employees and other stakeholders.

        Given the outstanding experience and qualifications the Company's directors contribute to the Board's activities, the Company has implemented a number of practices designed to encourage effective corporate governances. These practices, which are driven primarily by the Company's Corporate Governance Guidelines, include:

  •
  the requirement that at least a majority of the Company's directors meet the standards of independence applicable to the Company;

  •
  the election of a Lead Director, who is empowered to schedule and conduct meetings of the independent directors, communicate with the Chairman of the Board, disseminate information to the Board and raise issues with management on behalf of the independent directors when appropriate;

  •
  regular executive sessions of the Board and its committees, which are typically held in conjunction with each regularly scheduled Board and committee meeting and include individual sessions with representatives of the Company's independent registered public accounting firm, internal auditors and legal counsel; and

  •
  annual performance evaluations of the Company's Chief Executive Officer by the Nominating and Corporate Governance Committee.

        The Board believes no single leadership model is right for all companies at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, may be appropriate. For approximately 17 years prior to Mr. Atkin's appointment as Chairman of the Board, the Company separated the positions for the Chairman of the Board and the Chief Executive Officer. The independent directors and the Nominating and Corporate Governance Committee regularly review the Company's leadership structure and, depending on the Company's needs and the available resources, the Board may modify the Company's existing leadership structure.

Review and Access to Guidelines

        The Nominating and Corporate Governance Committee reviews the Company's Corporate Governance Guidelines at least annually, then, as it deems appropriate, recommends amendments to the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with one or more directors or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications by regular mail:

  Board of Directors or Name of Individual Director(s)
  c/o Chief Financial Officer and Treasurer
  SkyWest, Inc.
  444 South River Road
  St. George, UT 84790

Code of Ethics

        The Company has adopted a Code of Ethics for Directors and Senior Executive Officers, which is available on the Company's Web site, www.SkyWest.com. The Code of Ethics includes the following principles related to the Company's directors and executive officers:

  •
  Act ethically with honesty and integrity;

  •
  Promote full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications;

  •
  Comply in all material respects with laws, rules and regulations of governments and their agencies;

  •
  Comply in all material respects with the listing standards of a stock exchange where the shares of Common Stock are traded;

  •
  Respect the confidentiality of information acquired in the course of performing work for the Company, except when authorized or otherwise legally obligated to disclose the information; and

  •
  Do not use confidential information of the Company for personal advantage or for the benefit of acquaintances, friends or relatives.

Risk Oversight

        The Board and each of its committees are involved in overseeing risk associated with the Company and its operations. The Board and the Audit and Finance Committees monitor the Company's credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors and other advisors. In its periodic meetings with the internal auditors and the Company's independent accountants, the Audit and Finance Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Nominating and Corporate Governance Committee monitor the Company's governance and succession risk by regular review with management and outside advisors. The Board and the Compensation Committee monitor CEO succession and the Company's compensation policies and related risks by regular reviews with management and the Compensation Committee's outside advisors. The Board and the Safety and Compliance Committee monitor management's administration of airline flight operations safety and compliance with safety regulations.

Whistleblower Hotline

        The Company has established a whistleblower hotline that enables employees, customers, suppliers and shareholders of the Company and its subsidiaries, as well as other interested parties, to submit confidential and anonymous reports of suspected or actual violations of the Company's Code of Ethics. The hotline number is (888) 273-9994.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders' meetings. The Board met four times during 2012, all of which were regularly-scheduled meetings. All directors, with the exception of Ian M. Cumming, attended at least 75% of the meetings of the Board and of the committees on which he or she served during the year ended December 31, 2012. Six of the Company's eight directors attended the Annual Meeting of the Company's Shareholders held on May 1, 2012.

Committees of the Board

        The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities: (1) Audit and Finance, (2) Compensation, (3) Nominating and Corporate Governance and (4) Safety and Compliance. All the committees are comprised solely of non-employee, independent directors as defined by The Nasdaq Global Select Market listing standards. Charters for each committee are available on the Company's website, www.SkyWest.com.

        The table below shows current membership for each of the standing Board committees.

Audit & Finance	Compensation	Nominating & Corporate Governance	Safety and Compliance
W. Steve Albrecht* Ian M. Cumming Henry J. Eyring Robert G. Sarver James L. Welch	Henry J. Eyring* Margaret S. Billson Steven F. Udvar-Hazy James L. Welch	Steven F. Udvar-Hazy* Ian M. Cumming Margaret S. Billson James L. Welch Robert G. Sarver	Margaret S. Billson* Steven F. Udvar-Hazy J. Ralph Atkin W. Steve Albrecht

*
Committee Chairman

Audit & Finance Committee

        The Audit and Finance Committee has five members and met five times during the year ended December 31, 2012. The Board has determined that Mr. W. Steve Albrecht, Chairman of the Audit and Finance Committee is an "audit committee financial expert" within the meaning established by the U.S. Securities and Exchange Commission.

        The Audit and Finance Committee's responsibilities, which are discussed in further detail in its charter, include the responsibility to:

  •
  Establish and implement policies and procedures for review and approval of the appointment, compensation and termination of the independent registered public accounting firm;

  •
  Review and discuss with management and the independent registered public accounting firm the audited financial statements of the Company and the Company's financial disclosure practices;

  •
  Pre-approve all audit and permissible non-audit fees;

  •
  Provide oversight of the Company's internal auditors;

  •
  Hold meetings periodically with the independent registered public accounting firm, the Company's internal auditors, and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

  •
  Review the Company's consolidated financial statements and related disclosures;

  •
  Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Audit and Finance Committee's processes and procedures is addressed below under the heading "Audit & Finance Committee Disclosure." The Report of the Audit & Finance Committee is set forth on page 51 of this Proxy Statement.

Compensation Committee

        The Compensation Committee has four members and met four times during the year ended December 31, 2012. The Compensation Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  In consultation with the Company's senior management, establish the Company's general compensation philosophy and oversee the development and implementation of the Company's compensation programs;

  •
  Recommend the base salary, incentive compensation and any other compensation for the Company's Chief Executive Officer to the Board and review and approve the Chief Executive Officer's recommendations for the compensation of all other officers of the Company and its subsidiaries;

  •
  Administer the Company's incentive and stock-based compensation plans, and discharge the duties imposed on the Compensation Committee by the terms of those plans;

  •
  Review and approve any severance or termination payments proposed to be made to any current or former officer of the Company;

  •
  Prepare and issue the report of the Compensation Committee required by the rules of the Securities and Exchange Commission; and

  •
  Perform other functions or duties deemed appropriate by the Board.

        Additional information regarding the Compensation Committee's processes and procedures for consideration of executive compensation are addressed below under the Heading "Compensation Discussion and Analysis." The report of the Compensation Committee is set forth on page 30 of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has five members and met twice during the year ended December 31, 2012. The Nominating and Corporate Governance Committee's responsibilities, which are discussed in detail in its charter, include the responsibility to:

  •
  Develop qualifications and criteria for selecting and evaluating directors and nominees;

  •
  Consider and propose director nominees;

  •
  Make recommendations to the Board regarding Board compensation;

  •
  Make recommendations to the Board regarding Board committee memberships;

  •
  Develop and recommend to the Board corporate governance guidelines;

  •
  Facilitate an annual assessment of the performance of the Board and each of its standing committees;

  •
  Consider the independence of each director and nominee for director; and

  •
  Perform other functions or duties deemed appropriate by the Board.

Safety and Compliance Committee

        The Safety and Compliance Committee has four members and met twice during the year ended December 31, 2012. The responsibilities of the Safety and Compliance Committee, which are discussed in detail in its charter, include the responsibility to:

  •
  Review and make recommendations to the Board addressing airline flight operations safety and compliance with safety regulations;

  •
  Periodically review with the Company's management, and such advisors as the Safety and Compliance Committee deems appropriate, aspects of flight operations safety and compliance with safety regulations; and

  •
  Monitor and provide input with respect to management's efforts to create and maintain a safety culture within the Company's flight operations.

Nomination Process

        The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates to serve as directors of the Company. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria described below. Any shareholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as a director. This information should be addressed to Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company, 444 South River Road, St. George, Utah 84790.

        As contemplated by the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, at least annually. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Among the factors the Nominating and Corporate Governance Committee considers, which are outlined in the Corporate Governance Guidelines, are independence, diversity, age, skills, integrity and moral responsibility, policy-making experience, ability to work constructively with the Company's management and directors, capacity to evaluate strategy and reach sound conclusions, availability of time and awareness of the social, political and economic environment.

        The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current directors, professional search firms, shareholder recommendations or other referrals. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. All director-nominee recommendations which are properly submitted to the Nominating and Corporate Governance

Committee are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next annual meeting of shareholders. Any materials provided by a shareholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which considers the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a shareholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee has, on occasion, engaged professional search firms to assist in identifying qualified candidates for Board service. When such firms have been engaged, the Nominating and Corporate Governance Committee has utilized their services principally for the purpose of identifying and screening potential candidates and conducting background research; however, the members of the Nominating and Corporate Governance Committee, as well as other directors of the Company, have conducted interviews with prospective candidates and have performed other functions in completing the nomination process.

Compensation Committee Interlocks and Insider Participation

        None of the individuals who served on the Compensation Committee during the year ended December 31, 2012, was an officer or employee of the Company in 2012 or any time prior thereto. None of the members of the Compensation Committee during the year ended December 31, 2012, had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the executive officers of the Company served as a member of the Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a director of the Company or the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        The following narrative compensation discussion and analysis provides information regarding the Company's executive compensation objectives, principles, practices and decisions as they relate to the following named executive officers of the Company (the "Executives"):

  •
  Jerry C. Atkin, Chairman of the Board and Chief Executive Officer of the Company, SkyWest Airlines and ExpressJet (the "Chief Executive");

  •
  Bradford R. Rich, President of the Company;

  •
  Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, SkyWest Airlines and ExpressJet (the "CFO");

  •
  Russell A. Childs, President and Chief Operating Officer of SkyWest Airlines; and

  •
  Bradford R. Holt, President and Chief Operating Officer of ExpressJet.

        The compensation discussion and analysis provides narrative perspective to the tables and disclosure in the tables following this section.

Compensation Objectives and Principles

        The overall objective of the Company's executive compensation programs is to create long-term value for the Company's shareholders by attracting and retaining talented executives that manage effectively and consistent with the long-term interest of shareholders.

        Accordingly, the executive compensation program incorporates the following principles:

  •
  The overall compensation package should encourage long-term focus and shareholder value creation.

  •
  Compensation should be competitive with other airlines in order to attract and retain talented executives.

  •
  Compensation should be based upon individual responsibility, leadership ability, and experience.

  •
  Compensation should reflect the fair market value of the services received.

  •
  A significant amount of total compensation should be incentive based, and should correlate to the Company's financial performance, as well as the achievement of operational and individual goals.

  •
  Compensation should not encourage the taking of undue, material risk.

Executive Compensation Procedures

        To attain the Company's executive compensation objectives and to implement the underlying compensation principles, the Company follows the following procedures:

        Role of the Committee.    The Compensation Committee of the Board of Directors (the "Committee") has responsibility for establishing and monitoring the executive compensation programs and for making decisions regarding executive compensation. The Chief Executive regularly attends the Committee meetings. The Committee also meets in executive session. The Committee recommends the compensation package of the Chief Executive to the Board of Directors, which then sets his compensation. The Committee also considers the recommendations of the Chief Executive with respect to compensation of the other Executives, and after reviewing such recommendations, sets their compensation. The Committee also monitors, administers and approves awards under the various incentive compensation plans for all levels within the Company, including awards under the Company's annual bonus plan and the Company's 2006 Long-Term Incentive Plan and 2010 Long-Term Incentive Plan.

        The Committee relies on its judgment in making compensation decisions in addition to reviewing relevant information and results. When setting total compensation for each of the Executives, the Committee reviews tally sheets which show the Executive's current compensation, including base pay, annual bonus objectives, long-term, equity-based compensation objectives, and deferred compensation retirement funding.

        The Committee also occasionally evaluates surveys and other available data regarding the executive compensation programs of other regional and major air carriers in order to determine competitiveness of the Company's executive compensation programs. The Committee performed such a review in 2012 that included a review of the executive compensation practices of peer transportation companies Southwest, Avis Budget Gp, Ryder System, UTi Worldwide, JetBlue, Alaska Air Group, Swift Transportation, Hub Group, Republic Airways, Arkansas Best, Hawaiian Holdings, Pacer Intl, Atlas Air, and Spirit Airlines. The executive compensation procedures and the Committee assessment process are designed to be flexible in an effort to promptly respond to the evolving business environment and individual circumstances.

        Role of Consultants.    Neither the Company nor the Committee has any contractual arrangement with any compensation consultant for determining the amount or particular form of any Executive's compensation. During 2012, the Company and Committee received advice from Frederic W. Cook & Co., Inc. ("F.W. Cook") with respect to executive compensation practices and trends generally and within the airline industry. The Company and Committee retained F.W. Cook to make recommendations regarding the specific amount or forms of compensation awarded to Executives in 2012. The Company and the Committee did not retain any other outside consultants other than F.W. Cook during 2012. The Company and the Committee will continue to periodically seek the advice of such consultants, as deemed necessary, in the future. The Committee has sole authority to hire and fire outside compensation consultants.

        No Employment and Severance Agreements.    The Executives do not have employment, severance or change-in-control agreements, although the vesting of stock options, restricted stock, restricted stock units and performance units generally is accelerated upon a change in control of the Company. The Executives serve at the will of the Board, which enables the Board to terminate the employment of any Executive with discretion as to the terms of any severance. This is consistent with the Company's performance-based employment and compensation philosophy.

        Committee Consideration of Shareholder Advisory Vote.    At the Company's annual meeting of shareholders held in May 2012, the Company submitted the compensation of its named executive officers to the Company's shareholders in a non-binding vote. The Company's executive compensation program received the support of more than 89% of the shares represented at the meeting. The Committee considered the results of the 2012 vote and views the outcome as evidence of strong shareholder support of its executive compensation decisions and policies. Accordingly, the Committee concluded that no significant revisions were necessary to the Company's executive compensation program for 2013. The Committee will continue to review future shareholder voting results, including the voting results with respect to "Proposal 2—Advisory Vote on Executive Compensation" described in this Proxy Statement, and determine whether to make any changes to the Company's executive compensation program in light of such voting results.

Elements of Compensation

        The Company's executive compensation objectives and principles are implemented through the use of the following principal elements of compensation, each discussed more fully below:

  •
  Salary

  •
  Annual Bonus

  •
  Long-Term Awards

  •
  Retirement and other Benefits

        The compensation objectives for each Executive are more fully described in the following paragraphs.

        Salary.    Salary is provided with the objective of paying for the underlying role and responsibility associated with the Executive's position, which the Committee believes allows the Company to attract and retain qualified executives. The Executives' salaries are set at levels that the Committee believes are generally competitive with the compensation paid to officers in similar positions at other airlines. Salary adjustments are considered annually and influenced by growth of the Company's operations, individual performance, changes in responsibility, changes in cost of living, and other factors. The salaries of the Executives are set forth in the Summary Compensation Table set forth immediately following this section.

        Annual Bonus.    In an effort to encourage achievement of the Company's objectives an annual performance-based bonus plan is maintained for the Executives. The combination of salary and annual bonuses is intended to result in a cash compensation package for each Executive that falls within competitive market standards as determined by the Committee based on its review and understanding of other regional and major air carrier executive compensation programs when the performance measures and personal goals are met. The purpose of the bonus plan is to reward the Executives with an annual cash bonus in an amount that correlates (i) in part, to the level of net income and other financial measurements of the Company or its operating subsidiaries achieved for the year; and (ii) in part, to the achievement of specific operational goals and individual quantitative and qualitative goals during the year. The 2012 annual bonus objective of 80% of salary for Messrs. Atkin, Rich, Child and Holt was allocated between 40% of salary based on net income and other financial targets established by the Committee, and 40% of salary based on the achievement of specific operational and individual goals. Mr. Kraupp's annual bonus objective of 60% of salary was allocated between 30% of salary based on net income and other financial targets established by the Committee and 30% of salary based on the achievement of specific operational and individual goals. The differing percentages for the Executives are due to differing entity level responsibilities. Details are explained below under the headings "2012 Net Income and Financial Targets Component" and "2012 Operational and Individual Goals Component".

        2012 Net Income and Financial Targets Component.    In determining annual net income and other financial targets to be used for the purpose of determining each bonus amount for the Executives, the Committee began with a targeted net income objective which the Committee believes is a key measure of the financial health of the Company and reflects the Company's development of shareholder value. The Committee then considered the planned budget for the year, timing differences between the Company's actual engine overhaul expenses and the related revenue collected from the Company's major partners, and other unusual or non-recurring items, such as the transition and integration of the ExpressJet Holdings, Inc.'s operations. The specific income and other financial targets were 1) a designated amount of net income at the operating subsidiary level, 2) a designated amount of controllable expenditures at the operating subsidiary level, 3) a designated amount of capital expenditures at the operating subsidiary level, and 4) a designated amount of net income at the Company level. The bonus objective for net income and other financial targets was allocated 50.0% to net income at the operating subsidiary level, 26.0% to controllable expenditures, 12.0% to capital expenditures, and 12.0% to net income at the Company level. The above identified measurements were identified to encourage continued focus on overall net income and financial results, to encourage continued integration of ExpressJet Holdings, Inc.'s operations, and to facilitate the exchange of best practices between the operating subsidiaries of the Company.

        In the case of Messrs. Atkin, Rich and Kraupp, the applicable net income and other financial targets, with the exception of a designated amount of net income at the Company level, were based on the designated amounts of both operating subsidiaries SkyWest Airlines (weighted two thirds) and ExpressJet (weighted one third). Because of his primary responsibility with respect to operations of SkyWest Airlines, Mr. Childs' net income and financial targets, with the exception of a designated amount of net income at the Company level, were set as the designated amounts at the SkyWest Airlines level. Similarly, because Mr. Holt was principally engaged with respect to the operations of ExpressJet, his net income and financial targets, with the exception of a designated amount of net income at the Company level, were designated amounts at the ExpressJet level. At year-end, the Committee reviewed the actual net income and financial results, as well as other items taken into account in setting the annual net income and financial targets and applied judgment as to the final amounts awarded for the year.

        2012 Operational and Individual Goals Component.    A portion of the Executives' annual bonus is based on their achievement of net income and financial targets (weighted 50%) and individual and operational targets (weighted 50%) established in advance each year. The Committee has adopted this approach because it believes the use of operational and individual goals allows awards to reflect the individual efforts and achievements of an Executive that may not be reflected by corporate net income performance. The targeted bonus attributable to achievement of operational and individual is 40% of salary for Messrs. Atkin, Rich, Childs and Holt and 30% of salary for Mr. Kraupp. The actual amount of the bonus payment for each Executive is adjusted by the Committee based on each Executive's achievement of his goals.

        For fiscal year 2012, the Committee reviewed the individual goals for the Executives. The actual payout of the portion of an Executive's annual bonus incentive related to individual goals is increased or decreased, as applicable, based on the Executive's achievement of his individual goals.

        The corresponding results for each Executive for the year ended December 31, 2012, are set forth below as a percentage of each Executive's salary.

	Objective Percentage of Salary	Net Income & Financial Target	Net Income & Financial Results	Individual & Operational Target	Individual & Operational Results	Total Annual Bonus Results
Jerry C. Atkin	80%	40.0%	46.0%	40.0%	38.3%	84.3%
Bradford R. Rich	80%	40.0%	46.0%	40.0%	37.7%	83.7%
Russell A. Childs	80%	40.0%	43.6%	40.0%	40.4%	84.0%
Bradford R. Holt	80%	40.0%	50.8%	40.0%	36.6%	87.4%
Michael J. Kraupp	60%	30.0%	34.5%	30.0%	28.6%	63.1%

        Amount of 2012 Annual Bonus—The total annual bonus amounts payable to the Executives for 2012 were: Mr. Atkin—$337,042; Mr. Rich—$250,981; Mr. Childs—$213,432; Mr. Holt—$221,919 and Mr. Kraupp—$110,700. Those amounts are included in the amounts shown in the Summary Compensation Table below under the caption headings "Bonus and Non-Equity Incentive Plan Compensation".

        Long-Term Awards.    Discretionary long-term incentive awards, in the form of stock options, restricted stock units (or, from 2006 through 2009, shares of restricted stock), and performance units payable in cash are granted to the Executives annually.

        Long-term incentive awards are made to encourage the Executives to continue their engagement with the Company throughout the vesting periods of the awards and to align management and shareholder interests. In making awards to the Executives, the grant size and the appropriate combination of equity- based and deferred cash awards is considered. The Committee generally grants long-term incentive awards at its first meeting of each year. Except in the case of accelerated vesting upon a change in control of the Company, long-term incentive awards currently vest only if the Executive remains employed by the Company for three years from the date of grant. The Committee believes the three-year cliff-vesting schedule assists in retaining Executives and encourages the Executives to focus on the Company's long-term performance.

        In granting stock options, restricted stock units and shares of restricted stock to the Executives, the Committee also considers the impact of the grant on the Company's financial performance, as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718). For long-term equity awards, the Company records expense in accordance with ASC Topic 718. The amount of expense recorded pursuant to ASC Topic 718 may vary from the corresponding compensation value used in determining the amount of the awards.

        Amount and allocation of grant— For 2012 the total annual targeted long-term incentive grant value was 139% of salary and targeted annual bonus for Mr. Atkin, 117% of salary and targeted annual bonus for Messrs. Rich, Childs and Holt and 70% of salary and targeted annual bonus for Mr. Kraupp. The Committee established these targeted amounts to provide a competitive pay package and to ensure that a large portion of each Executive's compensation was based on continuing long-term service and correlated to the creation of shareholder value. This has been the Committee's policy for several years, but is subject to review and continuation or modification each year by the Committee. Mr. Atkin's targeted level of long-term incentive awards is higher than the targeted level of long-term incentive awards for other Executives since he has overall responsibility for the long-term success of the Company. Each Executive's 2012 long-term incentive award was allocated among three types of long-term awards as follows: stock options, restricted stock units and performance units payable in cash.

        The three types of awards were used in an effort to link the Executives' long-term incentive compensation with the creation of shareholder value. The value of stock options and restricted stock units is directly related to the value of the Common Stock. The Executives earn performance units payable in cash by meeting return on shareholder equity objectives that the Committee believes also lead to long-term shareholder value, but are not subject to short-term stock market volatility.

        Stock options, restricted stock unit and performance unit grants in 2012 were made pursuant to the Company's 2010 Long-Term Incentive Plan, as shown in greater detail below in the table labeled "Grants of Plan Based Awards."

        Stock Options—Options are granted with an exercise price equal to the closing price per share on the date of grant and vest three years after the date of grant. Grants are made on a systematic schedule, generally one grant per year made at the first Committee meeting of each year.

        The purpose of stock options is to tie a significant percentage of the award's ultimate value to increases in the stock price, thereby rewarding increased value to the shareholders. A stock option only has a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the Executive's employment continues through the vesting date.

        The size of the grant for each Executive is calculated by determining the number of shares with a theoretical future value equal to the targeted compensation for stock options, assuming each option will have a value equal to 33% of its exercise price. This value generally correlates to the ASC Topic 718 value of the awards. The targeted stock option allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2012 was 17% for Mr. Atkin, 18% for Messrs. Rich, Childs and Holt and 15% for Mr. Kraupp.

        Restricted Stock Units—The Company also granted restricted stock units to the Executives in 2012 under the Company's 2010 Long-Term Incentive Plan. The restricted stock units awarded to an

Executive entitle the Executive to receive a designated number of shares of Company common stock upon completion of a three-year vesting period, measured from the date of grant. Until the vesting date the shares underlying restricted stock units are not considered issued and outstanding. Accordingly, the Executive is not entitled to vote or receive dividends on the shares underlying his restricted stock units unless and until those restricted stock units vest. The purpose of the restricted stock unit component is to support continued employment through volatile economic and stock market conditions, to manage dilution overhang, and to align officers' interests with maintaining shareholder value already created. The Committee believes this approach mitigates the incentive for Executives to take unnecessary risks and helps retain the Executives' expertise through continued employment. Recipients of restricted stock units do not pay for the underlying shares once the awards vest; however they must remain employed by the Company for three years to receive the underlying shares. Restricted stock unit awards provide the Executives with an indirect ownership stake in the Company and encourage the Executive to continue employment in order to receive the underlying shares. The compensation value of a restricted stock unit award does not depend solely on future stock price increases; at grant, its value is equal to the Company's stock price. Although its value may increase or decrease with changes in the stock price during the period before vesting, a restricted stock unit award will likely have value even without future stock price appreciation. Accordingly, restricted stock unit awards deliver significantly greater share-for-share compensation value at grant than do stock options, and the Company can offer comparable grant date compensation value with 65% fewer shares than if the grant were made solely with stock options. This results in less dilution of the outstanding shares of Common Stock.

        The annual award of restricted stock units to each Executive for 2012 consisted of the right to receive upon future vesting a number of shares of Company stock. The targeted restricted stock unit allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2012 was 31% for Mr. Atkin, 30% for Messrs. Rich, Childs and Holt and 35% for Mr. Kraupp.

        Performance Units—The remaining component of each Executive's 2012 annual long-term incentive award was a performance unit award payable in cash under the Company's 2010 Long-Term Incentive Plan. The targeted cash allocation of each Executive's aggregate, targeted level of long-term incentive compensation for 2012 was 52% for Messrs. Atkin, Rich, Childs and Holt and 50% for Mr. Kraupp. The purpose of the performance unit awards is to reward achievement of a financial efficiency goal that supports shareholder value and reflects real performance without regard to stock market volatility. Under each Executive's performance unit award, a cash bonus is payable three years from the date of grant, based on the level of net earnings actually attained for the year of grant, and subject to the Executive's continued employment through the date of payment. The 2012 committee-designated targeted net earnings was set as $47.5 million, with the actual amount of cash bonus payable to each Executive to be adjusted in proportion to the extent to which the Company's actual results varied from the target level of performance.

        The 2012 goal for each Executive was based on the Company's targeted net earnings, and there was no alternative operating company goal set for the Presidents of the operating subsidiaries, thus encouraging teamwork and working towards the creation of long-term value for the Company's shareholders. The targeted net earnings goal is adjusted to exclude accounting timing differences between engine overhauls and related revenue collected from contracts. Earned performance unit awards are paid in cash to reduce share dilution and emphasize the real economic cost of officer incentives. The Company believes that the performance unit grant provides an effective long-term incentive for the Executives to act in the best interests of shareholders, by focusing on net earnings, which the Committee believes is one of the principal contributing factors to long-term shareholder value.

        For 2012, the actual adjusted shareholder net earnings for 2012 was $51.2 million, versus the $47.5 million targeted net earnings. Accordingly, the Executive earned 107.8% ($51.2 million/$47.5 million) of his performance units (subject to risk of forfeiture in the event of termination prior to February 15, 2015).

        The targeted net earnings, actual net earnings, performance units granted, and the performance units earned (subject to forfeiture if the vesting period is not met) for the year ended December 31, 2012 were as follows:

	Targeted Net Earnings (in Millions)	Actual Net Earnings (in Millions)	Performance Units Granted	Performance Units Earned
Jerry C. Atkin	$47.5	$51.2	$515,000	$555,170
Bradford R. Rich	$47.5	$51.2	$324,500	$349,811
Russell A. Childs	$47.5	$51.2	$274,600	$296,019
Bradford R. Holt	$47.5	$51.2	$274,600	$296,019
Michael J. Kraupp	$47.5	$51.2	$98,280	$105,946

        The following table summarizes the number and nature of long-term awards granted to the Executives by the Board on February 15, 2012.

	Time Vested LTI		Performance-Contingent LTI
	Options	Shares/Stock Units	Options	Shares/Stock Units	Other Units (Cash)(1)
Jerry C. Atkin	39,627	24,119	—	0	$515,000
Bradford R. Rich	27,156	14,472	—	0	$324,500
Russell A. Childs	22,979	12,253	—	0	$274,600
Bradford R. Holt	22,979	12,253	—	0	$274,600
Michael J. Kraupp	6,873	5,268	—	0	$98,280

(1)
Number of performance units if 100% of target achieved. See table above for performance units actually earned for 2012.

Retirement Benefits.

        The Company and SkyWest Airlines sponsor a 401(k) retirement plan for their eligible employees, including the Executives other than Mr. Holt. ExpressJet also maintains a substantially equivalent 401(k) plan for its eligible employees, including Mr. Holt. Both plans are broad based, tax-qualified retirement plans under which eligible employees, including the Executives, may make annual pre-tax salary reduction contributions subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the "Code"). The sponsoring employers make matching contributions under the plans on behalf of eligible participants; however the right of Executives and other officers to such matching contributions is limited. The Committee believes that maintaining the 401(k) retirement plans and providing a means to save for retirement is an essential part of a competitive compensation package necessary to attract and retain talented executives.

        The Company also maintains the SkyWest, Inc. 2002 Deferred Compensation Plan, a non-qualified deferred compensation plan for the benefit of officers and other highly compensated employees. All of the Executives participate in the SkyWest, Inc. 2002 Deferred Compensation Plan. ExpressJet also maintains a separate but similar non-qualified deferred compensation plan, the ExpressJet Executive Deferred Compensation Plan, for its highly compensated management employees, including Mr. Holt. Under both such deferred compensation plans (the "Deferred Compensation Plans"), the employer credits each Executive's account with a discretionary employer contribution equal to 15% of salary and annual bonus. These amounts are included in the Summary Compensation Table under the column "All Other Compensation". Additional information on the Deferred Compensation Plans is found in the section "Non-Qualified Deferred Compensation for 2012," below.

        The SkyWest Inc. 2002 Deferred Compensation Plan (but not the ExpressJet Executive Deferred Compensation Plan) also permits eligible executives, including the Executives, to elect in advance of each calendar year to defer up to 100% of their cash salary and annual bonus compensation for the year. None of the Executives elected to defer any portion of his salary or annual bonus for 2012. The Company and its subsidiaries do not maintain any defined benefit pension plans for the Executives.

        Other Benefits.    In additional to the benefits described above, the Company provides certain other benefits to the Executives that the Committee believes are generally consistent with the benefits provided to senior executives of other airlines. The Committee believes that those benefits, which are detailed in the footnotes to the Summary Compensation Table applicable to the heading "All Other Compensation" below, are reasonable, competitive and consistent with overall executive compensation objectives. Those benefits consist primarily of employer-paid premiums on health, dental and eye insurance, a personal automobile allowance, and use of Company owned recreational equipment.

        The Company and its subsidiaries also maintain a non-discriminatory, broad based program under which all full-time employees and their dependents, including the Executives and their dependents, may fly without charge on a space available basis on regularly scheduled flights of aircraft operated by the Company's operating airline subsidiaries.

Ownership Guidelines

        The Company maintains ownership guidelines for the Executives to encourage the alignment of their interests with the long-term interests of the s shareholders. Each Executive is required to maintain a minimum ownership interest in the Company. The guideline ownership level is a number of shares of Common Stock having a value equal to six times annual base salary for Mr. Atkin, and three times annual base salary for Messrs. Rich, Childs, Holt and one times annual base salary for Mr. Kraupp. Messrs. Atkin, Rich, and Kraupp met the guidelines at the end of the fiscal year ended December 31, 2012. Messrs. Child and Holt are continuing to make progress towards the ownership guideline. The holdings of the Executives are summarized in the table entitled "Security Ownership of Certain Beneficial Owners", below.

Deductibility of Executive Compensation

        Section 162(m) of the Code imposes a $1 million annual limit on the amount that a publicly traded company may deduct for compensation paid to the company's principal executive officer during a tax year or to any of the company's three other most highly compensated executive officers who are still employed at the end of the tax year (other than the Company's principal financial officer). The limit does not apply to compensation that meets the requirements of Section 162(m) of the Code for "qualified performance-based compensation" (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the Company's shareholders).

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. In certain situations, the Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock options and 2012 long-term performance units awarded to the Executives during 2012 were intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code. The Company's 2012 restricted stock unit grants and 2012 performance-based annual bonuses, however, were not "qualified performance-based compensation." As a result, a portion of the compensation earned by Mr. Atkin for 2012 exceeded the deduction limit of Section 162(m) of the Code.

Effect of Compensation on Risk

        Based on the Committee's review of the various elements of the Company's executive compensation practices and policies, the Committee believes the Company's compensation policies and practices are designed to create appropriate and meaningful incentives for the Company's employees without encouraging excessive or inappropriate risk taking. Among other factors, The Committee considered the following information:

  •
  The Company's compensation policies and practices are designed to include a significant level of long-term compensation, which discourages short-term risk taking.

  •
  The base salaries the Company provides to its employees are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's employees with steady income while reducing the incentive for employees to take risks in pursuit of short-term benefits.

  •
  The Company's incentive compensation is capped at levels established by the Committee, which the Committee believes reduces the incentive for excessive risk-taking.

  •
  The Company has established internal controls and adopted codes of ethics and business conduct, which are designed to reinforce the balanced compensation objectives established by the Committee.

  •
  The Company has adopted equity ownership guidelines for its executive officers, which the Committee believes discourages excessive risk-taking.

        Based on the review outlined above, the Company has concluded that the risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the foregoing compensation discussion and analysis and discussed with the Company's management the information set forth herein. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing compensation discussion and analysis be included in this proxy statement.

The Compensation Committee

Henry J. Eyring, Chair
Margaret S. Billson
Steven F. Udvar-Hazy
James L. Welch

EXECUTIVE COMPENSATION

        The table below summarizes the total compensation paid to or earned by each of the Executives for the years indicated.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Jerry C. Atkin	2012	$400,000	$0	$315,000	$170,000	$892,212	$115,183	(4)	$1,892,395
Chairman and Chief	2011	$400,000	$40,000	$300,000	$100,070	$148,000	$126,601	(5)	$1,114,671
Executive Officer	2010	$384,200	$0	$288,150	$288,150	$579,340	$120,487	(6)	$1,660,327
Bradford R. Rich	2012	$300,000	$0	$189,000	$116,500	$600,792	$95,232	(7)	$1,301,524
President	2011	$300,000	$23,000	$180,000	$60,042	$118,500	$97,857	(8)	$779,399
	2010	$279,100	$0	$167,460	$167,460	$376,185	$95,965	(9)	$1,086,170
Russell A. Childs	2012	$254,000	$0	$160,020	$98,580	$509,451	$90,249	(10)	$1,112,300
President and Chief	2011	$254,000	$0	$152,400	$50,836	$156,500	$89,179	(11)	$702,915
Operating Officer—	2010	$247,200	$0	$148,320	$148,320	$346,476	$89,441	(12)	$979,757
SkyWest Airlines, Inc.
Bradford R. Holt	2012	$254,000	$0	$160,020	$98,580	$517,938	$78,184	(13)	$1,108,722
President and Chief	2011	$254,000	$20,000	$152,400	$50,836	$82,000	$80,521	(14)	$639,757
Operating Officer—	2010	$231,800	$15,000	$139,080	$139,080	$281,576	$77,148	(15)	$883,684
ExpressJet
Michael J. Kraupp	2012	$175,500	$0	$68,796	$29,484	$216,646	$52,793	(16)	$543,219
Chief Financial Officer	2011	$172,000	$4,200	$62,350	$62,387	$71,505	$44,923	(17)	$417,365
And Treasurer

(1)
Column (d) shows discretionary bonuses approved by the Compensation Committee and earned by Messrs. Atkin, Rich, Holt and Kraupp.

(2)
These columns show the full grant date fair market value of the options granted as computed under ASC Topic 718 and the expense attributable to restricted stock and restricted stock unit awards (excluding estimates for forfeitures in case of awards with service-based vesting). These amounts do not reflect the extent to which the Executive realized an actual financial benefit from the awards. Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the year ended December 31, 2012 which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)
The amounts in column (g) include the annual performance bonus amounts earned in the year indicated based on performance in that year and paid in the subsequent year. As described in the section entitled "Compensation Discussion and Analysis" above, annual performance bonuses payable to the Executives are calculated based upon the financial performance of the Company or its subsidiaries and also the achievement of individual goals. The target amount of each Executive's annual performance bonus opportunity for 2012 is reported in the "Grants of Plan-Based Awards for 2012" table below. The amounts of such annual performance bonuses actually earned in 2012 and paid in 2013 were: Mr. Atkin—$337,042; Mr. Rich—$250,981; Mr. Childs—$213,432; Mr. Holt—$221,919. The actual amount of Mr. Kraupp's annual performance bonus earned for 2012 was $110,700. Mr. Kraupp's annual performance bonus is paid quarterly rather than annually.

The amounts in column (g) also include the amounts of performance unit awards granted in 2012 and earned based on 2012 targeted net earnings, but payable in cash in 2015 and subject to forfeiture in the event of termination of employment within three years of the applicable date of grant in 2012. The target amount for each Executive's performance unit grant for 2012 is reported in the "Grants of Plan-Based Awards for 2012" table below. The amounts of those performance unit awards actually earned for 2012 were Mr. Atkin—$555,170; Mr. Rich—$349,811; Mr. Childs—$296,019; Mr. Holt—$296,019 and Mr. Kraupp—$105,946.

(4)
All other compensation for Mr. Atkin for 2012 consists of $88,920 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $3,918 in employer-paid health insurance premiums, $15,858 for a personal vehicle lease; $5,309 for personal use of the Company's recreational equipment; and $1,178 in discretionary matching contributions under the SkyWest 401(k) Plan.

(5)
All other compensation for Mr. Atkin for 2011 consists of $103,157 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,436 in employer-paid health insurance premiums, $18,541 for a personal vehicle lease; $2,855 for personal use of the Company's recreational equipment; and $612 in discretionary matching contributions under the SkyWest 401(k) Plan.

(6)
All other compensation for Mr. Atkin for 2010 consists of: $100,185 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2010; $3,645 in employer-paid health insurance premiums; $11,485 for a personal vehicle lease; $4,075 for personal use of the Company's recreational equipment; and $1,200 in discretionary matching contributions under the SkyWest 401(k) Plan.

(7)
All other compensation for Mr. Rich for 2012 consists of: $68,810 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $14,760 for a personal vehicle allowance; $5,309 for personal use of the Company's recreational equipment; and $1,250 in discretionary matching contributions under the SkyWest 401(k) Plan.

(8)
All other compensation for Mr. Rich for 2011 consists of: $78,064 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $14,270 for a personal vehicle allowance; $2,855 for personal use of the Company's recreational equipment; and $674 in discretionary matching contributions under the SkyWest 401(k) Plan.

(9)
All other compensation for Mr. Rich for 2010 consists of: $72,615 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2010; $4,166 in employer-paid health insurance premiums; $13,920 for a personal vehicle allowance; $4,166 for personal use of the Company's recreational equipment; and $1,189 in discretionary matching contributions under the SkyWest 401(k) Plan.

(10)
All other compensation for Mr. Childs for 2012 consists of: $63,859 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $14,727 for a personal vehicle lease; $5,309 for personal use of the Company's recreational equipment; and $1,250 in discretionary matching contributions under the SkyWest 401(k) Plan.

(11)
All other compensation for Mr. Childs for 2011 consists of: $69,454 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $14,283 for a personal vehicle lease; $2,855 for personal use of the Company's recreational equipment; and $593 in discretionary matching contributions under the SkyWest 401(k) Plan.

(12)
All other compensation for Mr. Childs for 2010 consists of: $66,225 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2010; $4,166 in employer-paid health insurance premiums; $13,966 for a personal vehicle lease; $4,075 for personal use of the Company's recreational equipment and $1,009 in discretionary matching contributions under the SkyWest 401(k) Plan.

(13)
All other compensation for Mr. Holt for 2012 consists of: 54,111 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2012; $4,964 in employer-paid health insurance premiums; $13,800 for a personal vehicle lease; and $5,309 for personal use of the Company's recreational equipment.

(14)
All other compensation for Mr. Holt for 2011 consists of: $61,917 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2011; $1,949 in employer-paid health insurance premiums; $13,800 for a personal vehicle lease; and $2,855 for personal use of the Company's recreational equipment.

(15)
All other compensation for Mr. Holt for 2010 consists of: $57,885 of employer credits under the ExpressJet Deferred Compensation Plan attributable to compensation earned for 2010; $3,905 in employer-paid health insurance premiums; $13,563 for a personal vehicle lease; and $4,075 for personal use of the Company's recreational equipment.

(16)
All other compensation for Mr. Kraupp for 2012 consists of: $41,273 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2012; $5,103 in employer-paid health insurance premiums; $5,309 for personal use of the Company's recreational equipment; and $1,108 in discretionary matching contributions under the SkyWest 401(k) Plan.

(17)
All other compensation for Mr. Kraupp for 2011 consists of: $39,543 of employer credits under the SkyWest Deferred Compensation Plan attributable to compensation earned for 2011; $1,994 in employer-paid health insurance premiums; $2,855 for personal use of the Company's recreational equipment; and $531 in discretionary matching contributions under the SkyWest 401(k) Plan.

Grants of Plan-Based Awards For 2012

        The following table provides information about non-equity based and equity- based plan awards granted to the Executives for the year ended December 31, 2012:

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Possible Payouts Under Equity Incentive Plan Awards Target (# shares)	All Other Stock Awards: Number of Shares of Stock (# shares)	All Other Option Awards: Number of Securities Underlying Options (# shares)	Exercise Price of Options Awards ($S/share)(1)	Grant Date Full Fair Value(2)
Jerry C. Atkin	9-Nov-2011	(3)(4)	$320,000
	15-Feb-2012	(5)(6)	$515,000	—	24,119	39,627	$13.06	$1,000,000
Bradford R. Rich	9-Nov-2011	(3)(4)	$240,000
	15-Feb-2012	(5)(6)	$324,500	—	14,472	27,156	13.06	$630,000
Russell A. Childs	9-Nov-2011	(3)(4)	$203,200
	15-Feb-2012	(5)(6)	$274,600	—	12,253	22,979	13.06	$533,200
Bradford R. Holt	9-Nov-2011	(3)(4)	$203,200
	15-Feb-2012	(5)(6)	$274,600	—	12,253	22,979	13.06	$533,200
Michael J. Kraupp	9-Nov-2011	(3)(4)	$105,300
	15-Feb-2012	(5)(6)	$98,280	—	5,268	6,873	13.06	$196,560

(1)
The exercise price of the options of $13.06 per share was the market closing price of the Common Stock on the date of grant.

(2)
Column (h) shows the full grant date fair market value of the options granted in 2012 as computed under ASC Topic 718 and the expense attributable to restricted stock unit awards granted in 2012 (excluding the effect of estimates for forfeitures). Assumptions and methodologies used in the calculation of these amounts are included in footnotes to the Company's audited financial statements for the year ended December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)
The Compensation Committee approved the grant of Non-Equity Incentive Plan Awards for 2012 in the form of annual performance bonuses on November 9, 2011.

(4)
Annual performance bonuses earned for year 2012 are included in the "Non-Equity Incentive Plan Compensation" column in the Executive Compensation table. The amounts of such annual performance bonuses actually earned in 2012 and paid in 2013 were: Mr. Atkin—$337,042; Mr. Rich—$250,981; Mr. Childs—$213,432; Mr. Holt—$221,919. The actual amount of Mr. Kraupp's annual performance bonus earned for 2012 was $110,700. Mr. Kraupp's annual performance bonus is paid quarterly rather than annually.

(5)
On February 15, 2012, the Company granted stock options, restricted stock units and performance unit awards payable in cash pursuant to the 2010 Long-Term Incentive Plan. Each Executive's target level of performance unit grant is listed in column (c). The shares underlying each Executive's stock option grant are listed in column (f). The number of shares of Company common stock underlying each restricted stock unit award earned for year 2012 and payable in 2015, are shown in column (e). All of the long-term incentive awards shown in columns (c) through (f) vest on the third anniversary of the date of grant (with earlier acceleration if the Executive is terminated in connection with a change in control).

(6)
The performance units were originally granted based on achieving targeted net earnings. As a result of the 2012 net earnings, Mr. Atkin received performance-based units payable in cash having a value of $555,170; Mr. Rich received performance-based units payable in cash having a value of $349,811; Mr. Childs received performance-based units payable in cash having a value of $296,019, Mr. Holt received performance-based units payable in cash having a value of $296,019 and Mr. Kraupp received performance-based units payable in cash having a value of $105,946.

Outstanding Equity Awards at Year-End

        This table provides information on the year-end 2012 holdings of stock options and other stock awards (restricted stock and restricted stock units) by the Executives.

	Option Awards					Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options Exercisable (#)	(c) Number of Securities Underlying Unexercised Options Unexercisable (#)		(d) Option Exercise Price ($)	(e) Option Expiration Date(4)	(f) Number of Shares or Share Units That Have Not Vested (#)		(g) Market Value of Shares or Share Units That Have Not Vested(5) ($)
Jerry C. Atkin	104,000	—		$19.18	3-Feb-14	—		—
	188,000	—		$17.11	1-Feb-15	—		—
	61,100	—		$23.80	2-May-13	—		—
	59,281	—		$26.84	6-Feb-14	—		—
	59,281	—		$25.80	6-Feb-15	—		—
	99,124	—		$15.24	4-Feb-16	—		—
	—	60,282	(1)	$14.49	3-Feb-17	19,886	(1)	$246,984
	—	19,545	(2)	$15.51	2-Feb-18	19,342	(2)	$240,228
	—	39,627	(3)	$13.06	15-Feb-19	24,119	(3)	$299,558
Bradford R. Rich	50,000	—		$19.18	3-Feb-14	—		—
	100,000	—		$17.11	1-Feb-15	—		—
	35,400	—		$23.80	2-May-13	—		—
	34,467	—		$26.84	6-Feb-14	—		—
	34,467	—		$25.80	6-Feb-15	—		—
	57,614	—		$15.24	4-Feb-16	—		—
	—	35,034	(1)	$14.49	3-Feb-17	11,557	(1)	$143,538
		11,727	(2)	$15.51	2-Feb-18	11,605	(2)	$144,134
	—	27,156	(3)	$13.06	15-Feb-19	14,472	(3)	$179,742
Russell Childs	40,000	—		$17.11	1-Feb-15	—		—
	8,800	—		$23.80	2-May-13	—		—
	8,589	—		$26.84	6-Feb-14	—		—
	13,597	—		$27.37	6-Feb-14	—		—
	30,142	—		$25.80	6-Feb-15	—		—
	51,024	—		$15.24	4-Feb-16	—		—
	—	31,029	(1)	$14.49	3-Feb-17	10,236	(1)	$127,131
	—	9,929	(2)	$15.51	2-Feb-18	9,826	(2)	$122,039
	—	22,979	(3)	$13.06	15-Feb-19	12,253	(3)	$152,182
Bradford R. Holt	48,000	—		$17.11	1-Feb-15	—		—
	8,800	—		$23.80	2-May-13	—		—
	8,867	—		$26.84	6-Feb-14	—		—
	26,211	—		$25.80	6-Feb-15	—		—
	47,835	—		$15.24	4-Feb-16	—		—
	—	29,094	(1)	$14.49	3-Feb-17	9,597	(1)	$119,195
	—	9,929	(2)	$15.51	2-Feb-18	9,826	(2)	$122,039
	—	22,979	(3)	$13.06	15-Feb-19	12,253	(3)	$152,182
Michael J. Kraupp	36,000	—		$17.11	1-Feb-15	—		—
	8,500	—		$23.80	8-May-13	—		—
	8,451	—		$26.84	6-Feb-14	—		—
	8,451	—		$25.80	6-Feb-15	—		—
	15,531	—		$15.24	4-Feb-16	—		—
	—	12,692	(1)	$14.49	3-Feb-17	4,187	(1)	$52,003
	—	12,185	(2)	$15.51	2-Feb-18	4,020	(2)	$49,928
	—	6,873	(3)	$13.06	15-Feb-19	5,268	(3)	$65,429

(1)
Awards scheduled to vest on February 3, 2013.

(2)
Awards scheduled to vest on February 2, 2014.

(3)
Awards scheduled to vest on February 15, 2015.

(4)
Stock options awarded through 2005 expire ten years from date of grant. Stock options granted in 2006 and after expire seven years from date of grant.

(5)
Based on market closing price per share of Common Stock of $12.42 on December 31, 2012.

Option Exercises and Stock Vested

        Stock options exercised and shares of restricted stock that vested for the Executives during the year ended December 31, 2012 are outlined below.

	Option Awards		Stock Awards
(a) Name	(b) Number of Shares Acquired On Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($)
Jerry C. Atkin	94,540	$88,064	16,521	$232,120
Bradford R. Rich	50,000	$44,892	9,602	$134,908
Russell A. Childs	—	—	8,504	$119,481
Bradford R. Holt	—	—	7,972	$112,007
Michael J. Kraupp	—	—	3,883	$54,556

Non-Qualified Deferred Compensation for 2012

        Pursuant to the SkyWest Deferred Compensation Plan and the ExpressJet Deferred Compensation Plan, covered Executives may elect prior to the beginning of each calendar year to defer the receipt of base salary and annual performance bonuses earned for the ensuing calendar year. Amounts deferred are credited to an unfunded liability account maintained by the Company on behalf of the applicable Executive, which account is deemed invested in and earns a rate of return based upon certain notational, self-directed investment options offered under the applicable plan.

        Each Executive's account under the SkyWest Deferred Compensation Plan and ExpressJet Deferred Compensation Plan, as applicable, is also credited with a discretionary employer contribution monthly, whether or not the Executive contributes. For 2012 that discretionary employer contribution was 15% of the Executive's salary and annual bonus. Participant account balances under the SkyWest and ExpressJet Deferred Compensation Plans are fully vested and will be paid by the Company to each Executive upon retirement or separation from employment, or on other specified dates, in a lump sum form or in installments according to a schedule elected in advance by the Executive.

        The following table provides information regarding the SkyWest Deferred Compensation Plan for the Executives for the year ended December 31, 2012:

(a) Name(1)	(b) Executive Contributions in Last Year ($)	(c) Registrant Contributions in Last Year ($)(2)	(d) Aggregate Earnings in Last Year ($)(3)	(e) Aggregate Withdrawals/ Distributions in Last Year ($)	(f) Aggregate Balance at Last Year End ($)
SkyWest
Jerry C. Atkin	—	$88,920	$284,853	—	$2,353,051
Bradford R. Rich	—	$68,810	$129,471	—	$1,366,407
Russell A. Childs	—	$63,859	$59,700	—	$647,628
Bradford R. Holt	—	$0	$49,496	—	$441,716
Michael J. Kraupp	—	$41,273	$61,280	—	$609,467

(1)
For 2012, Messrs. Atkin, Rich, Childs and Kraupp were covered by the SkyWest Deferred Compensation Plan only and Mr. Holt was covered by both the SkyWest Deferred Compensation Plan (as to contributions for years prior to 2009 and earnings thereon only) and the ExpressJet Deferred Compensation Plan (with respect to contributions for 2009 through 2012 and earnings thereon).

(2)
The amounts in column (c) reflect the amounts of employer contributions credited under the applicable deferred compensation plan for 2012 at the rate of 15% of each Executive's 2012 base salary and 2011 bonus which was paid in 2012. The amounts reported in column (c) are also included in the amounts reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(3)
The amounts in column (d) reflect the notational earnings during 2012 credited to each Executive's account under the SkyWest Deferred Compensation Plan. These amounts are not reported in the Summary Compensation Table because they are based on market rates determined by reference to mutual funds that are available to participants in the SkyWest 401(k) Plan or otherwise broadly available.

        The table below shows the funds available for notational investment under the SkyWest Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2012:

Name of Fund	Rate of Return
NVIT Money Market Fund Class I	0.00%
PIMCO VIT Total Return Admin	9.60%
PIMCO VIT Real Return Admin	8.76%
Invesco Van Kampen V.I. Growth & Income I	14.63%
Dreyfus Stock Index Initial	15.74%
American Fund IS Growth 2	17.89%
Nationwide NVIT Mid Cap Index I	17.47%
Fidelity VIP Mid Cap Svc	14.75%
AllianceBernstein VPS Small/Mid Cap Value A	18.75%
Royce Capital Small Cap	12.50%
Ivy VIP Small Cap Growth	5.16%
MFS VIT II International Value Svc	15.93%
Invesco VIF International Growth I	15.53%

        The following table provides information regarding the ExpressJet Deferred Compensation Plan for Mr. Holt for 2012.

(a) Name	(b) Executive Contributions in Last Year ($)	(c) Registrant Contributions in Last Year ($)(1)	(d) Aggregate Earnings in Last Year ($)(2)	(e) Aggregate Withdrawals/ Distributions in Last Year ($)	(f) Aggregate Balance at Last Year End ($)
Bradford R. Holt	—	$54,111	$15,248	—	$281,342

(1)
The amount in column (c) reflects the employer contributions credited in 2012 at the rate of 15% of Mr. Holt's 2012 base salary and 2011 bonus which was paid in 2012. The amount reported in column (c) is also included in the amount reported in the "Other Compensation" column of the Summary Compensation Table appearing above.

(2)
The amounts in column (d) reflect the notational earnings during 2012 credited to Mr. Holt's account under the ExpressJet Deferred Compensation Plan. This amount is not reported in the Summary Compensation Table because it is based on market rates determined by reference to mutual funds that are available to participants in the ExpressJet 401(k) Plan or, in certain cases, otherwise broadly available.

        The table below shows the funds available under the ExpressJet Deferred Compensation Plan, and the annual rate of return for the calendar year ended December 31, 2012:

Name of Fund	Rate of Return
American Century Equity Income-Inst	11.58%
American Century International Growth-Inst	22.16%
American Century Premium Money Market-Inv	0.02%
American Century Short-Term Government-Inv	0.30%
American Century Strategic Alloc Aggressive-Inv	15.03%
American Century Strategic Alloc Conservative-Inv	9.58%
American Century Strategic Alloc Moderate-Inv	12.83%
American Century Value-Inst	14.76%
Buffalo Small Cap	19.93%
JPMorgan Equity Index-Select	15.76%
JPMorgan Large Cap Growth-R6	12.38%

Potential Payments upon Termination or Change in Control

        The information below describes and quantifies certain payments or benefits that would be payable under the existing plans and programs of the Company and its subsidiaries if an Executive's employment had terminated on December 31, 2012, or the Company had undergone a change in control on December 31, 2012. These benefits are in addition to benefits generally available to all salaried employees of the Company in connection with a termination of employment, such as distributions from the 401(k) Plans, disability and life insurance benefits, the value of employee-paid group health plan continuation coverage under the Consolidated Omnibus Reconciliation Act, or "COBRA" and accrued vacation pay. The Executives do not have any other severance benefits, severance agreements or change-in-control agreements.

        Accelerated Vesting of Stock Options and Stock Awards Upon Change In Control.    Under the Company's prior long-term incentive plans, all outstanding stock options, shares of restricted stock, restricted stock units and performance units held by an Executive on December 31, 2012, would have become fully vested upon a "change in control" without regard to whether the Executive terminated employment in connection with or following the change in control. The Company's long-term incentive plans generally define a "change in control" as any of the following events: (i) the acquisition by any person of 50% or more of the Company's voting shares, (ii) replacement of a majority of the Company's directors within a two-year period under certain conditions, or (iii) shareholder approval of a merger in which the Company is not the surviving entity, sale of substantially all of the Company's assets or liquidation. The following table shows for each Executive the intrinsic value of his unvested stock option, unvested restricted stock and unvested restricted stock units and performance units as of December 31, 2012, that would have been accelerated had a change in control of the Company occurred on that date, calculated in the case of restricted stock, restricted stock units and stock options, by multiplying the number of underlying shares by the closing price of the Common Stock on the last trading day of 2012 ($12.42 per share) and, in the case of stock options, by then subtracting the applicable option exercise price:

Name	Early Vesting of Stock Options	Early Vesting of Restricted Stock	Early Vesting of Restricted Stock Units	Early Vesting of Performance Units
Jerry C. Atkin	$0	$0	$786,770	$858,617
Bradford R. Rich	$0	$0	$467,414	$526,161
Russell A. Childs	$0	$0	$401,352	$452,213
Bradford R. Holt	$0	$0	$393,416	$442,467
Michael J. Kraupp	$0	$0	$167,360	$188,539

        If a change in control with respect to the Company results in acceleration of vesting of an Executive's otherwise unvested stock options, unvested restricted stock, unvested restricted stock units or performance unit awards, and if the value of such acceleration equals or exceeds three times the Executive's average W-2 compensation with the Company for the five taxable years preceding the year of the change in control (the "Base Period Amount"), the acceleration would result in an excess parachute payment under Code Section 280G. An Executive would be subject to a 20% excise tax on any such parachute payment in excess of the Base Period Amount, and the Company would be unable to deduct the amount of the parachute payment in excess of the Base Period Amount for tax purposes. The Company has not agreed to provide its Executives with any gross-up or reimbursement for excise taxes imposed on excess parachute payments.

        Deferred Compensation.    If the employment of an Executive were terminated on December 31, 2012, the Executive would have become entitled to receive the balance in his account under the applicable deferred compensation plan. Distribution would be made in the form of a lump sum or in installments, and in accordance with the distributions schedule elected by the Executive under the applicable plan. The 2012 year-end account balances under those plans are shown in column (e) in the applicable Non-qualified Deferred Compensation Tables set forth above. An Executive's account balance would continue to be credited with notational investment earnings or losses through the date of actual distribution.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction Related Party

        Jerry C. Atkin, the Company's Chairman of the Board and Chief Executive Officer, serves on the Board of Directors of Zions. The Company maintains a line of credit and certain bank accounts with Zions. Zions is an equity participant in leveraged leases on ten aircraft operated by the Company's subsidiaries. Zions also refinanced eight of the Company's aircraft in 2012 for terms of three to four years, becoming the debtor on these aircraft. An affiliate of Zions, Zion's First National Bank, also serves as the Company's transfer agent. The Company's cash balance in the accounts held at Zions as of December 31, 2012 and 2011 was $56.4 million and $51.8 million, respectively. The Company paid to Zions First National Bank $6,583 in exchange for transfer agent services during the year ended December 31, 2012.

Review and Approval of Transactions with Related Parties

        The Company believes that transactions between the Company and its directors and executive officers, or between the Company and persons related to directors and executive officers of the Company, present a heightened risk of creating or appearing to create a conflict of interest. Accordingly, the Company has adopted a policy regarding related-party transactions that has been approved by the Board and incorporated into the Charter of the Audit and Finance Committee. The policy provides that the Audit and Finance Committee will review all transactions between the Company and related persons (as defined in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission) for potential conflicts of interest. Under the Company's policy, all transactions between the Company and related persons are required to be submitted to the Audit and Finance Committee for approval prior to the Company's entry or participation in such transactions.

DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required by the Company of its directors. Each director is encouraged to own at least 8,000 shares of Common Stock.

Cash Compensation Paid to Directors

        For the year ended December 31, 2012, all directors who were not employees of the Company received an annual cash retainer of $33,000 and attendance fees of $1,800 for each in-person Board meeting attended, $1,700 for each in-person Audit & Finance Committee meeting attended, $1,350 for each in-person Compensation Committee meeting attended, $1,350 for each in-person Nominating and Corporate Governance Committee meeting attended and $1,350 for each in-person Safety and Compliance Committee meeting attended. Non-employee directors who participated in telephonic meetings of the Board or its committees were also paid $850 for each telephonic Board meeting, $800 for each telephonic Audit & Finance Committee meeting and $800 for each telephonic Compensation Committee meeting, $800 for each telephonic Nominating and Corporate Governance Committee meeting and $800 for each telephonic Safety and Compliance Committee meeting. The Chairman of the Audit & Finance Committee was paid an annual fee of $15,000, the Chairman of the Compensation Committee was paid an annual fee of $5,000, the Chairman of Nominating and Corporate Governance Committee was paid an annual fee of $4,000, the Chairman of the Safety and Compliance Committee was paid an annual fee of $4,000 and the Lead Director was paid an annual fee of $4,000. In addition, the Company paid to Steven F. Udvar-Hazy, a director of the Company, an industry expert fee of $6,000 during the year ended December 31, 2012. Jerry C. Atkin, who is the Chairman of the Board and an employee of the Company, received no compensation for his service on the Board.

Stock Awards

        Each non-employee director receives a stock award annually. On February 15, 2012, each of the non-employee directors, other than W. Steve Albrecht, who was not serving as a director on that date, received an award of 3,982 shares of Common Stock, representing $52,000 of value based on the closing price of the Common Stock on the date of award. Subsequent to his election as a director in May 2012, Mr. Albrecht received an award of 1,991 shares of Common Stock, representing $26,000 of value based on the closing price of the Common Stock on the date of award. The Company did not grant stock options to its non-employee directors in 2012.

 DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the compensation paid by the Company to its non-employee directors for the year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Ralph Atkin	$57,300	$52,000	—	—	—	$109,300
W. Steve Albrecht	$27,050	$26,000	—	—	—	$53,050
Margaret S. Billson	$53,650	$52,000	—	—	—	$105,650
Ian M. Cumming	$43,150	$52,000	—	—	—	$95,150
Henry J. Eyring	$59,600	$52,000	—	—	—	$111,600
Robert G. Sarver	$47,000	$52,000	—	—	—	$99,000
Steven F. Udvar-Hazy	$61,000	$52,000	—	—	—	$113,000
James L. Welch	$59,650	$52,000	—	—	—	$111,650

(1)
Jerry C. Atkin, the Chairman of the Board and Chief Executive Officer of the Company, is not included in the foregoing table as he is an employee of the Company and receives no monetary compensation for his services as Chairman of the Board.

(2)
Represents the closing price of the Common Stock awarded on the grant date of February 15, 2012, of $13.06 per share, multiplied by the 3,982 shares (1,991 for W. Steve Albrecht) granted to each non-employee director. That amount is the aggregate grant date fair market value of awards as computed under ASC Topic 718. All such shares of Common Stock are fully vested.

(3)
As of December 31, 2012, each of the following non-employee directors of the Company held unexercised options to purchase the following number of shares of Common Stock: J. Ralph Atkin: 28,000; W. Steve Albrecht: 30,000; Ian M. Cumming: 24,000; Robert G. Sarver: 32,000; Steven F. Udvar-Hazy: 24,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of the Common Stock as of March 4, 2013, for each director and nominee for director, each Executive, and by all directors (including nominees) and Executives of the Company as a group.

Name	Common Stock	Options Exercisable	Unvested Restricted Shares	Total	Beneficial Ownership(1)
Jerry C. Atkin	1,584,466	631,068	67,847	2,283,381	4.4%
Bradford R. Rich	36,367	346,982	40,709	424,058	(2)
Russell A. Childs	13,261	183,181	34,470	230,912	(2)
Bradford R. Holt	16,964	168,807	34,470	220,241	(2)
Michael J. Kraupp	8,554	89,625	14,614	112,793	(2)
Robert G. Sarver	51,120	24,000		75,120	(2)
J. Ralph Atkin	30,120	24,000		54,120	(2)
Steven F. Udvar-Hazy	28,720	24,000		52,720	(2)
Henry J. Eyring	27,680	—		27,680	(2)
Margaret S. Billson	21,320	—		21,320	(2)
James L. Welch	21,320	—		21,320	(2)
W. Steve Albrecht	31,325	24,000		55,325	(2)
All officers and directors as a group (12 persons)	1,871,217	1,515,663	192,110	3,578,990	6.9%

(1)
Based on 51,877,298 shares outstanding as of March 4, 2013.

(2)
Less than one percent of the total shares outstanding as of March 4, 2013.

Security Ownership of Other Beneficial Owners

        As of March 4, 2013, the Company's records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of Common Stock. The information following is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Common Stock.

	Amount of Beneficial Ownership
	Common Stock
Name	Shares	Percent of Class
Tradewinds Global Investors, LLC 2049 Century Park East Los Angeles, CA 90067	2,305,021	4.5%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	4,284,395	8.4%
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	3,769,510	7.4%
Franklin Resources Inc. One Franklin Parkway San Mateo, CA 94403	3,762,808	7.3%
FMR, LLC 82 Devonshire Street Boston, MA 02109	2,292,063	4.5%
Vanguard Group Inc. 100 Vanguard Blvd Malvern, PA 19355	2,981,454	5.8%

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

        Section 14A of the Exchange Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company provide its shareholders with the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Executives (referred to as a "Say-on-Pay" proposal) as disclosed in this Proxy Statement.

        Accordingly, the following resolution will be submitted to the Company's shareholders for approval at the Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Executives, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Executive Compensation table and the other related tables and disclosure."

As described in detail under the heading "Compensation Discussion and Analysis," the Board believes the Company's compensation of the Executives achieves the primary goals of (i) attracting and retaining experienced, well-qualified executives capable of implementing the Company's strategic and operational objectives, (ii) aligning management compensation with the creation of shareholder value on an annual and long-term basis, and (iii) linking a substantial portion of the Executives' compensation with long-term Company performance and the achievement of pre-determined goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Board encourages you to review in detail the Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement and the executive compensation tables beginning on page 31 of this Proxy Statement. In light of the information set forth in such sections of this Proxy Statement, the Board believes the compensation of the Executives for the fiscal year ended December 31, 2012 was fair and reasonable and that the Company's compensation programs and practices are in the best interests of the Company and its shareholders.

        The vote on this Say-on-Pay resolution is not intended to address any specific element of compensation; rather, the vote relates to all aspects of the compensation of the Executives, as described in this Proxy Statement. While this vote is only advisory in nature, which means that the vote is not binding on the Company, the Board or the Compensation Committee (which is composed solely of independent directors), the Board and the Compensation Committee value the opinion of the Company's shareholders and will consider the outcome of the vote when addressing future compensation arrangements.

Voting

        Approval of the resolution above (on a non-binding, advisory basis) requires that the number of votes cast at the Meeting, in person or by proxy, in favor of the resolution exceeds the number of votes cast in opposition to the resolution.

The Board and the Compensation Committee Recommend that Shareholders
Vote FOR Approval of the Compensation of the Executives, as disclosed in this Proxy Statement.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee has recommended and approved the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2013. The Company is seeking shareholder ratification of such action.

        It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

The Board and the Audit and Finance Committee Recommend that Shareholders
Vote FOR the Ratification of Appointment of
Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
(Independent Auditors).

AUDIT & FINANCE COMMITTEE DISCLOSURE

Who served on the Audit and Finance Committee?

        The members of the Audit and Finance Committee as of December 31, 2012, were W. Steve Albrecht (Chairman from August 7, 2012 through December 31, 2012), James L. Welch (Chairman from January 1, 2012 through August 7, 2012), Henry J. Eyring, Robert G. Sarver and Ian M. Cumming. Each member of the Audit and Finance Committee has been determined by the Board to be independent under the rules of the Securities and Exchange Commission and The Nasdaq Global Select Market. The Board has determined that each of Robert G. Sarver and W. Steve Albrecht, who served on the Audit and Finance Committee during the year ended December 31, 2012, is an "audit committee financial expert" as defined in Item 401(h) (2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit and Finance Committee?

        The Audit and Finance Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit and Finance Committee's composition and meetings. The Audit and Finance Committee charter is available on the Company's website at www.SkyWest.com, and is also available in print, free of charge, upon request. Requests for a printed copy of the Audit and Finance Committee charter should be submitted to Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, at 444 South River Road, St. George, Utah 84790.

How does the Audit and Finance Committee conduct its meetings?

        During the year ended December 31, 2012, the Audit and Finance Committee met with the senior members of the Company's financial management team at each of its regular scheduled quarterly meetings. The Audit and Finance Committee also met with representatives of Ernst & Young, LLP ("E&Y"), the Company's independent registered public accounting firm, at each of its in-person meetings and met with representatives of Protiviti, Inc. ("Protiviti"), the Company's principal internal auditor, at several of its meetings. Agendas for the Audit and Finance Committee's meetings are established by the Chairman of the Audit and Finance Committee, after consultation with the Company's Chief Financial Officer and Treasurer and Chief Accounting Officer. At those meetings, the Audit and Finance Committee reviewed and discussed the Company's financial performance, financial reporting practices, various financial and regulatory issues, accounting and financial management issues, developments in the accounting profession, as well as the Company's industry, risk management and a summary of calls received on the Company's anonymous reporting line. The Audit and Finance Committee also had separate, executive sessions regularly with representatives of E&Y, the Company's Chief Financial Officer, Protiviti and the Company's legal counsel, at which meetings candid discussions of financial management, accounting, internal controls and legal and compliance issues took place. Additionally, the Chairman of the Audit and Finance Committee had separate discussions regularly with the Chief Accounting Officer and representatives of E&Y, Protiviti and the Company's legal counsel.

Does the Audit and Finance Committee review the periodic reports and other public financial disclosures of the Company?

        The Audit and Finance Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of its review, the Audit and Finance Committee discusses the reports with the Company's management and independent registered public accounting firm and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the

Company's accounting practices, alternative methods of accounting under generally accepted accounting principles in the United States ("GAAP") and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

Did the Audit and Finance Committee play any role in connection with the Company's report on internal controls?

        The Audit and Finance Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes Oxley Act of 2002 and related rules. As part of this review, the Audit and Finance Committee reviewed the bases for management's conclusions in that report, and also reviewed the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the year ended December 31, 2012, the Audit and Finance Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

What is the role of the Audit and Finance Committee in connection with the financial statements and controls of the Company?

        Management of the Company has primary responsibility for the Company's financial statements and internal control over the Company's financial reporting. The Company's independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. It is the responsibility of the Audit and Finance Committee to oversee financial and control matters, among other responsibilities fulfilled by the Audit and Finance Committee under its charter. The Audit and Finance Committee meets regularly with representatives of E&Y and Protiviti, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit and Finance Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's accounting financial reporting practices.

Does the Audit and Finance Committee have any policy-making responsibility?

        From time to time, the Audit and Finance Committee establishes certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Global Select Market. For example, the Audit and Finance Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Audit and Finance Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Audit and Finance Committee is responsible for overseeing the efficacy of management policies, including compliance with the Company's Code of Ethics and the availability of perquisites.

What matters have members of the Audit and Finance Committee discussed with the independent registered public accounting firm?

        In its meetings with representatives of E&Y, the Audit and Finance Committee asked E&Y to address and discuss their responses to several questions that they believed were particularly relevant to its oversight. These questions included:

  •
  Are there any significant judgments made by management in preparing the financial statements that would have been made differently had E&Y prepared and been responsible for the financial statements?

  •
  Based on E&Y's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with GAAP and Securities and Exchange Commission disclosure requirements?

  •
  Based on E&Y's experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

  •
  During the course of the applicable year, has E&Y received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

        The Audit and Finance Committee has also discussed with E&Y that they are retained by the Audit and Finance Committee and that they must raise any concerns about the Company's financial reporting and procedures directly with the Audit and Finance Committee. Based on these discussions and its discussions with management, the Audit and Finance Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

What has the Audit & Finance Committee done with regard to the Company's audited financial statements for the year ended December 31, 2012?

        The Audit and Finance Committee has:

  •
  Reviewed and discussed the Company's audited financial statements with the Company's management; and

  •
  Discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended and as adopted by the Public Company Accounting Oversight Board.

Has the Audit and Finance Committee considered the independence of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has received from E&Y the written disclosures regarding the accounting firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with E&Y their independence. The Audit and Finance Committee has concluded that E&Y is independent from the Company and its management.

Has the Audit and Finance Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2012?

        Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Does the Audit and Finance Committee provide a periodic report of its activities to the Board?

        The Audit and Finance Committee provides reports of its activities at each regularly scheduled Board meeting.

Has the Audit and Finance Committee reviewed the fees paid to the Company's independent registered public accounting firm during the year ended December 31, 2012?

        The Audit and Finance Committee has reviewed and discussed the fees paid to E&Y during the year ended December 31, 2012, for audit, audit-related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." Because the Company did not pay to E&Y any fees for non-audit services during the years ended December 31, 2012, the Audit and Finance Committee was not required to assess whether E&Y's delivery of non-audit services is compatible with E&Y's independence.

What is the Company's policy regarding the retention of the Company's independent registered public accounting firm?

        The Audit and Finance Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit and Finance Committee or the Chairman of the Audit and Finance Committee. When services are pre-approved by the Chairman of the Audit and Finance Committee, notice of such approvals is given to the other members of the Audit and Finance Committee and presented to the full Audit and Finance Committee at its next scheduled meeting.

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        During the years ended December 31, 2012 and 2011, the Company paid E&Y fees in the aggregate amount of $984,000 and $947,000, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, audits of the closing balance sheets of certain businesses acquired, and the review of the Company's registration statements.

Audit-Related Fees

        During the years ended December 31, 2012 and 2011, the Company did not pay any fees to E&Y for audit-related services.

Tax Fees

        During the years ended December 31, 2012 and 2011, the Company did not pay any fees to E&Y for tax services.

All Other Fees

        During the years ended December 31, 2012 and 2011, E&Y did not provide any other services to the Company, and the Company did not pay to E&Y any fees, other than those identified above.

REPORT OF THE AUDIT & FINANCE COMMITTEE

        In connection with the financial statements for the year ended December 31, 2012, the Audit and Finance Committee has:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with E&Y, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (the "PCAOB"); and

  (3)
  received the written disclosure and letter from E&Y regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditor's independence.

        Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board at the February 13, 2013 meeting of the Board that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. The Board approved this inclusion.

The Audit & Finance Committee

W. Steve Albrecht. Chair
Henry J. Eyring
Robert G. Sarver
James L. Welch
Ian M. Cumming

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and 10% shareholders are required under Section 16 of the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company.

        Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2012 its executive officers, directors and 10% holders complied with all filing requirements of Section 16 of the Exchange Act.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

        If any shareholder intends to present a proposal to be considered for inclusion in the Company's proxy material in connection with the Company's 2014 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Shareholder Proposals) and received by the Chief Financial Officer and Treasurer of the Company on or before November 19, 2013. Shareholder proposals to be presented at the 2014 Annual Meeting of Shareholders which are not to be included in the Company's proxy materials must be received by the Company no earlier February 6, 2014, nor later than February 26, 2014, in accordance with the procedures set forth in the Company's Bylaws.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        In instances in which multiple holders of the Common Stock share a common address and are the beneficial owners, but not the record holders, of those shares of Common Stock, the holders' banks, brokers or other nominees may only deliver one copy of this Proxy Statement and the Company's 2012 Annual Report to Shareholders, unless the applicable bank, broker or nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written request, a separate copy of this Proxy Statement and the Company's 2012 Annual Report to Shareholders to any shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of this Proxy Statement and the Company's 2012 Annual Report to Shareholders should submit a request in writing to Michael J. Kraupp, Chief Financial Officer and Treasurer of the Company, 444 South River Road, St. George, Utah 84790. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

        The Company's management does not know of any other matter to be presented for action at the Meeting. However, if any other matters should be properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Michael J. Kraupp
 Chief Financial Officer and Treasurer

St. George, Utah

March 19, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000163044_1 R1.0.0.51160 SKYWEST, INC. ATTN: MICHAEL KRAUPP 444 SOUTH RIVER ROAD ST. GEORGE, UT 84790 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Jerry C. Atkin 02 J. Ralph Atkin 03 Margaret S. Billson 04 Henry J. Eyring 05 Robert G. Sarver 06 Steven F. Udvar-Hazy 07 James L. Welch 08 W. Steve Albrecht The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve, by non-binding vote, the compensation of the company's named executive officers. For Against Abstain 3 To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000163044_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKYWEST, INC. The undersigned hereby appoint(s) Jerry C. Atkin and Michael J. Kraupp and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and herby authorizes them to represent and vote, as provided on the other side, all the shares of SkyWest , Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 11:00 a.m., MDT on May 7, 2013 at the SkyWest headquarters located at 444 South River Road, St. George, Utah, and any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side